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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-56635) on Form S-3, as amended (Amendment No. 1), of Tele-Communications, Inc. of our report, dated March 20, 1998, relating to the combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the registration statement. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group and the TCI Ventures Group for all periods that TCI Group has an interest in Liberty Media Group and TCI Ventures Group, respectively.

                                    KPMG Peat Marwick LLP

Denver, Colorado
July 10, 1998